Exhibit 99.1

VASCO Reports Results for Fourth Quarter and Full Year 2017

Fourth Quarter Financial Results

-	Q4 Total revenue of $54.5 million
-	Q4 GAAP operating income of $1.2 million
-	Q4 GAAP earnings (loss) per share of ($0.65), includes estimated tax reform impact of ($0.70) per share
-	Q4 Non-GAAP earnings per share of $0.14[1]
-	Q4 Adjusted EBITDA of $6.4 million[1]

2017 Financial Results

-	FY Total revenue of $193.3 million
-	FY GAAP operating income of $6.2 million
-	FY GAAP earnings (loss) per share of ($0.56), includes estimated tax reform impact of ($0.71) per share
-	FY Non-GAAP earnings per share of $0.43[1]
-	FY Adjusted EBITDA of $22.9 million[1]

CHICAGO and ZURICH, February 21, 2018 - VASCO Data Security International, Inc. (NASDAQ: VDSI), a global leader in digital solutions including identity, security and business productivity, today reported financial results for the fourth quarter and full year ended December 31, 2017.

“VASCO® reported double-digit revenue growth in the fourth quarter with positive contributions from software, services, and hardware,” stated VASCO CEO, Scott Clements. “We are executing on our strategy to drive growth in software and services resulting in non-hardware revenue increasing 29% in 2017. For the quarter, strong hardware sales and shifts in our regional sales mix contributed to a lower gross profit margin. As we look to 2018, our focus on developing and growing our software and services offerings paired with continued demand for our hardware products positions VASCO for accelerated growth.”

Revenue for the fourth quarter of 2017 increased 15% to $54.5 million from $47.6 million in the fourth quarter of 2016 and for the full year 2017 increased 1% to $193.3 million from $192.3 million for the full year 2016.

Net loss for the fourth quarter of 2017 was $25.8 million or ($0.65) per fully diluted share, a decrease of $30.8 million from net income of $5.0 million or $0.13 per fully diluted share for the fourth quarter of 2016. Net loss for the full year 2017 was $22.4 million or ($0.56) per diluted share, a decrease of $32.9 million from net income of $10.5 million or $0.27 per diluted share, for the comparable period in 2016. The fourth quarter and full year 2017 results include an estimated one-time impact related to the enactment of the Tax Cuts and Jobs Act of $28.1 million or ($0.70) and ($0.71), respectively.

Operating income for the fourth quarter of 2017 was $1.2 million, a decrease of $1.0 million from $2.2 million reported for the fourth quarter of 2016. Operating income for the full year 2017 was $6.2 million, a decrease of $3.4  million from $9.6 million reported for the full year 2016. Operating income as a percentage of revenue for the fourth quarter and full year 2017 was 2% and 3%, respectively, compared to 5%  and 5%  for the comparable periods in 2016.

1An explanation of the use of non-GAAP measures is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in tables below.

Non-GAAP net income1, which excludes long-term incentive compensation, amortization of intangible assets and the impact of the Tax Cuts and Jobs Act for the fourth quarter of 2017 was $5.7 million or $0.14 per fully diluted share, a decrease of $0.6 million from $6.3 million or $0.16 per fully diluted share, for the fourth quarter of 2016. Non-GAAP net income for the full year 2017 was $17.0 million or $0.43 per fully diluted share, a decrease of $4.5 million from $21.5 million or $0.54 per fully diluted share, for the full year 2016.

For periods reported herein, we have revised amounts reported in previously issued financial statements related to unrecorded pension liabilities net of pension assets and related deferred income taxes. The adjustments are a correction of immaterial errors to the December 31, 2016 balance sheet and there are no adjustments to the statement of operations. The adjustments are summarized below (in thousands, unaudited):

	As of December 31, 2016
	As previously reported	Adjustment	Corrected
Total assets	$327,270	$-	$327,270
Other long-term liabilities	$1,878	$3,831	$5,709
Deferred income taxes	853	(414)	439
Accumulated other comprehensive loss	(9,493)	(3,417)	(12,910)
Total liabilities and stockholders' equity	$327,270	$-	$327,270

Other Financial Metrics

•

Gross profit was $35.9 million or 66% of revenue for the fourth quarter of 2017 and $134.5 million or 70% of revenue for the full year 2017. Gross profit was $32.0 million or 67% of revenue for the fourth quarter of 2016 and $130.7 million or 68% of revenue the full year 2016.

•

Operating expenses for the fourth quarter and full year 2017 were $34.7 million and $128.3 million, respectively, an increase of 17% and 6% from $29.8 million and $121.1 million reported for the fourth quarter and full year 2016, respectively.

•

Adjusted earnings before interest, taxes, depreciation, amortization and long-term incentive compensation  (Adjusted EBITDA)[1] was $6.4 million and $22.9 million for the fourth quarter and full year 2017, respectively, an increase of 36% from $4.7 million reported for the fourth quarter of 2016 and a decrease of 13% from $26.2 million reported for the full year 2016.

•	Cash, cash equivalents and short-term investments at December 31, 2017 totaled $158.4 million compared to $158.7 million and $144.2 million at September 30, 2017 and December 31, 2016, respectively.

Fourth Quarter Operational and Other Highlights

•

Software revenue included a follow-on seven-figure eSignLiveTM perpetual order from a top five North American bank. We also signed a seven-figure eSignLive term license agreement with a major global bank.

•

Our hardware business continued to show strength with a seven figure order from a long-term European banking customer while DG VERLAG began offering VASCO’s CRONTO hardware to Germany’s second largest retail banking cooperative.

•	VASCO expanded its Board of Directors with the appointment of Art Gilliland, CEO of Skyport Systems, as a new independent director.

Outlook for Full Year 2018

VASCO’s guidance reflects the adoption of ASC 606.

•	Revenue is expected to be in the range of $197 million to $207 million.
•	Adjusted EBITDA is expected to be in the range of $21 million to $25 million.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, February 21, 2018, at 4:30 p.m. EDT/22:30 CEST. During the conference call, Mr. Scott Clements, CEO, and Mr. Mark Hoyt, CFO, will discuss VASCO’s results for the fourth quarter and full year 2017.

To participate in this conference call, please dial one of the following numbers:

USA/Canada:  800‑659‑9004

International:  + 1 303‑223‑4368

The conference call is also available in listen-only mode on ir.vasco.com. The recorded version of the conference call will be available on the VASCO website as soon as possible following the call and will be available for replay for at least 60 days.

About VASCO

VASCO is a global leader in delivering trust and business productivity solutions to the digital market. VASCO develops next generation technologies that enable more than 10,000 customers in 100 countries in financial, enterprise, government, healthcare and other segments to achieve their digital agenda, deliver an enhanced customer experience and meet regulatory requirements. More than half of the top 100 global banks rely on VASCO solutions to protect their online, mobile, and ATM channels. VASCO’s solutions combine to form a powerful trust platform that empowers businesses by incorporating identity, fraud prevention, electronic and transaction signing, mobile application protection and risk analysis. Learn more about VASCO at VASCO.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, without limitation the guidance for full year 2018.  These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events.  VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements.  These  risks, uncertainties and other factors have been described in our Annual Report on Form 10‑K for the year ended December 31, 2016 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenue
Product and license	$42,803	$37,271	$147,257	$156,057
Services and other	11,703	10,325	46,034	36,247
Total revenue	54,506	47,596	193,291	192,304

Cost of goods sold
Product and license	15,665	13,266	48,333	53,191
Services and other	2,933	2,378	10,444	8,456
Total cost of goods sold	18,598	15,644	58,777	61,647

Gross profit	35,908	31,952	134,514	130,657

Operating costs:
Sales and marketing	15,997	15,365	58,994	57,347
Research and development	5,450	5,597	23,119	23,214
General and administrative	11,077	6,577	37,400	31,648
Amortization of purchased intangible assets	2,206	2,227	8,809	8,849
Total operating costs	34,730	29,766	128,322	121,058

Operating income	1,178	2,186	6,192	9,599

Interest income, net	415	281	1,431	785
Other income (expense), net	356	262	758	993

Income before income taxes	1,949	2,729	8,381	11,377
Provision (benefit) for income taxes	27,786	(2,283)	30,780	863

Net income (loss)	$(25,837)	$5,012	$(22,399)	$10,514

Income (loss) per share:
Basic	$(0.65)	$0.13	$(0.56)	$0.27
Diluted	$(0.65)	$0.13	$(0.56)	$0.27

Weighted average common shares outstanding:
Basic	39,829	39,749	39,802	39,719
Diluted	39,829	39,771	39,802	39,782

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	December 31,
	2017	2016

ASSETS
Current assets
Cash and equivalents	$78,661	$49,345
Short term investments	79,733	94,856
Accounts receivable, net of allowance for doubtful accounts of $520 in 2017 and $535 in 2016	48,126	36,693
Inventories, net	12,040	17,420
Prepaid expenses	3,876	3,249
Other current assets	5,501	5,596
Total current assets	227,937	207,159
Property and equipment, net	4,776	3,281
Goodwill	56,332	54,409
Intangible assets, net of accumulated amortization	37,888	46,549
Other assets	10,689	15,872
Total assets	$337,622	$327,270
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,144	$8,915
Deferred revenue	33,295	36,364
Accrued wages and payroll taxes	11,643	10,894
Short-term income taxes payable	3,673	4,594
Other accrued expenses	7,745	5,464
Deferred compensation	1,652	1,729
Total current liabilities	66,152	67,960
Other long-term liabilities	12,938	5,709
Long-term income taxes payable	12,848	—
Deferred income taxes	7,753	439
Total liabilities	99,691	74,108
Stockholders' equity
Common stock	40	40
Additional paid-in capital	90,307	87,481
Accumulated income	156,152	178,551
Accumulated other comprehensive loss	(8,568)	(12,910)
Total stockholders' equity	237,931	253,162
Total liabilities and stockholders' equity	$337,622	$327,270

Non-GAAP Financial Measures

We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP operating metrics, namely Adjusted EBITDA, non-GAAP Net Income and non-GAAP diluted EPS. Our management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results. We believe these non-GAAP operating metrics provide additional tools for investors to use to compare our business with other companies in the industry.

These non-GAAP measures are not measures of performance under GAAP and should not be considered in isolation, as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.  Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are found below.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization and long-term incentive compensation. We use Adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that Adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization and long-term incentive compensation we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization and long-term incentive compensation), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find the comparison of our results to those of our competitors is facilitated when we do not consider the impact of these items.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands, unaudited)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss)	$(25,837)	$5,012	$(22,399)	$10,514
Interest income, net	(415)	(281)	(1,431)	(785)
Provision (benefit) for income taxes	27,786	(2,283)	30,780	863
Depreciation and amortization	2,708	2,850	10,601	10,777
Long-term incentive compensation	2,173	(586)	5,372	4,871
Adjusted EBITDA	$6,415	$4,712	$22,923	$26,240

Non-GAAP Net Income & Non-GAAP Diluted EPS

We define non-GAAP net income and non-GAAP diluted EPS, as net income or EPS before the consideration of long-term incentive compensation expenses, the amortization of purchased intangible assets and the impact of tax reform.  We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance.  To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

We exclude amortization of purchased intangible assets as we believe the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, purchased intangible assets contribute to current and future revenue and related amortization expense will recur in future periods until expired or written down. We make a tax adjustment based on the above adjustments resulting in an effective tax rate on a non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

We also exclude the impact of tax reform in the enactment period for items that are not reoccurring. For the fourth quarter and full year results of 2017, our estimate includes tax rate changes in the US and Belgium, deemed repatriation and tax elections related to tax reform. We believe disclosing the estimate improves the comparability of results.

Reconciliation of Net Income to Non-GAAP Net Income

(in thousands except per share data, unaudited)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss)	$(25,837)	$5,012	$(22,399)	$10,514
Long-term incentive compensation	2,173	(586)	5,372	4,871
Amortization of purchased intangible assets	2,206	2,227	8,809	8,849
Tax impact of adjustments*	(876)	(328)	(2,836)	(2,744)
Impact of tax reform	28,075	—	28,075	—
Non-GAAP net income	$5,741	$6,325	$17,021	$21,490

Non-GAAP diluted EPS	$0.14	$0.16	$0.43	$0.54

Diluted shares outstanding	39,829	39,771	39,802	39,782

*= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

Copyright © 2018 VASCO Data Security, Inc., VASCO Data Security International GmbH. All rights reserved. VASCO®, DIGIPASS®, CRONTO®, and eSignLive™ are registered or unregistered trademarks of VASCO Data Security, Inc. and/or VASCO Data Security International GmbH, or Silanis Technology Inc. in the U.S. and other countries.

For more information contact:

Joe Maxa

+1 612‑247‑8592
joe.maxa@vasco.com